UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2022

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230, Santa Monica, CA 90404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 1, 2022, Ontrak, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). There were 20,691,129 shares of common stock outstanding and entitled to vote as of the record date, January 25, 2022 (the “Record Date”), of which a total of 11,740,594 shares of common stock voted, comprising approximately 56.74% of the outstanding shares of common stock of the Company as of the Record Date. The following matters were considered at the Special Meeting:

1. Charter Amendment Proposal.

Stockholders authorized the Board of Directors, in its discretion, to approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove certain protective transfer restrictions originally designed to preserve the Company’s ability to utilize its net operating and net capital loss carryovers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
11,559,853	163,878	16,863	0	55.87%	98.46%

2. Adjournment Proposal.

Stockholders authorized one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 above. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
11,335,159	383,090	22,346	0	54.78%	96.55%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: March 2, 2022	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

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